EXHIBIT 10.31

CHANGE IN TERMS AGREEMENT

Principal $2,2000,000.00	Loan Date 07-17-2006	Maturity 10-17-2006	Loan No. 108002938	Call/Coll 1E2/150	Account	Officer TLG	Initials
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Southern Iowa BioEnergy LLC	Lender:	Great Western Bank
	115 So Linden		Leon
	Lamoni, IA 50140		111 N. Main
PO Box 171
Leon, IA 50144

Principal Amount: $2,200,000.00	Interest Rate: 10.240%	Date of Agreement: February 19, 2008

DESCRIPTION OFEXISTING INDEBTEDNESS. Promissory note from Southern Iowa BioEnergy LLC to Great Western Bank dated 7-17-2006 in the amount of $2,200,000.00 with a current balance of $617,000.91.

DESCRIPTION OF COLLATERAL. ALL COLLATERAL INCLUDING BUT NOT LIMITED TO: Real Estate Mortgage dated 6-12-2006 and Security Agreement dated 6-12-2006 siting the assignment of Pre-Construction Services Agreement and Personal Guaranties from Leon G. Kessel, James R. Cornett, Jack Cooley, William Douglas Morain and William T. Higdon dated 6-12-2006.

DESCRIPTION OF CHANGE IN TERMS. Extended the maturity date of the loan to 5-17-2008. Change the interest rate of the loan to 8.74% fixed until maturity.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender’s right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitutes a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THIS AGREEMENT.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS CHANGE IN TERMS AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

BORROWER:

SOUTHERN IOWA BIOENERGY LLC

By:	/s/ William T. Higdon	By:	/s/ Alan Elefson
	William T. Higdon, President of Southern Iowa		Alan Elefson, Treasurer of Southern
	BioEnergy LLC		Iowa BioEnergy LLC